UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2009

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2009, the Board of Directors of First Data Corporation (the "Company") appointed Raymond E. Winborne, 41, as Senior Vice President and Controller of the Company. Mr. Winborne was the Senior Vice President-Finance and Controller of Delta Air Lines Inc. from April 2007 to September 2009 and served as the Senior Vice President, CFO Southeast Region for AT&T, Inc. from January 2007 to April 2007. Prior to that time, Mr. Winborne held various positions in the finance group of BellSouth Corporation from January 1999 to December 2006, most recently serving as the BellSouth's Controller. From 1990 to 1999, Mr. Winborne was employed by the public accounting firm PricewaterhouseCoopers, LLP.

Mr. Winborne will receive an annual salary of $400,000, be eligible for a target bonus of $300,000 and receive a sign-on bonus of $1.5 million. In addition, subject to final approval of the Governance, Compensation and Nominations Committee of the Board of Directors of First Data Holdings Inc. ("Holdings"), the parent corporation of the Company, the Company anticipates that Mr. Winborne will participate in equity programs under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation (the "2007 Equity Plan"). He has been invited to subscribe for up to $1 million in common stock of Holdings under the 2007 Equity Plan at the current fair value of the stock and the Company anticipates that he will be granted one time-vested option and one performance-vested option to purchase shares of Holdings for each share of stock that he purchases. One-half of the options will have an exercise price of $5.00 per share and one-half will have an exercise price of $3.00 per share. Additionally, one-half of the options will have time-based vesting, whereby 20% of the options vest on each of the first five anniversaries of the date of grant. The other half of the options granted will be subject to EBITDA-based performance vesting. Performance-vested options will be eligible to vest and become exercisable in equal increments of 20% at the end of fiscal years 2009, 2010, 2011, 2012 and 2013, but will vest on those dates only if the Company attains specified annual EBITDA performance targets. EBITDA performance targets for 2009, 2010 and 2011 can be found on page 55 of First Data Corporation's proxy statement on Schedule 14A filed with the SEC on June 26, 2007, and the remaining targets will be established at a future date by the Governance, Compensation and Nominations Committee of the Board of Directors of Holdings, which has the discretion to adjust the EBITDA targets for any year under the 2007 Equity Plan. If the EBITDA target is not met in a given year, the options which did not vest may become vested following any subsequent year in which the cumulative EBITDA target for the years 2009 through that year has been attained. Vesting of the options may be accelerated in accordance with the terms of the 2007 Equity Plan. All shares and option grants will be subject to call rights by Holdings if the holder terminates employment with First Data for any reason.

Mr. Winborne replaced Gregg Sonnen as the principal accounting offer of the Company, effective September 30, 2009. Mr. Sonnen will remain in Denver in a transitional role for the remainder of the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: October 02, 2009	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary